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                                   EXHIBIT 21
                  IDCO GROUP STRUCTURE AS AT DECEMBER 31, 2002

                                                                                    Country   Percent
                                                                                      Inc.     Owned
Interactive Data Corporation (formerly known as Data Broadcasting Corporation)         USA       100%
     Infotec Holdings Corp.                                                            USA       100%
          Infotec Capital Management Corporation                                       USA       100%
          FT Interactive Data Corp (formerly Interactive Data Corporation)             USA       100%
               Exshare Financial, Inc.                                                 USA       100%
     IDCO Worldwide Holdings Ltd.                                                      UK        100%
          IDCO Overseas Holdings Ltd.                                                  UK        100%
          IDCO Overseas Capital Management Ltd.                                        UK        100%
     Detective Nominees, Inc.                                                          USA       100%
     Interactive Data Canada, Inc.                                                     CAN       100%
     FT Interactive Data (HK) Ltd.                                                     HK        100%
     FT Interactive Data (Ireland) Ltd.                                                IRE       100%
     FT Interactive Data (Australia) Pty Ltd.                                          AUS       100%
     FT Interactive Data (Singapore) PTE Ltd.                                          SING      100%
     FT Interactive Data (Jersey) Ltd. (formerly Itex) (Ltd. (UK))                     JER       100%
     FT Interactive Data (Europe) Ltd.                                                 UK        100%
          Exshare Computing Ltd.                                                       UK        100%
          Exshare Financial (US) Ltd.                                                  UK        100%
          Exshare Statistical Services Ltd.                                            UK        100%
          The Exchange Telegraph Company Ltd.                                          UK        100%
          W & W Ltd.                                                                   UK        100%
     BI Purchasing, Inc.                                                               USA       100%
     GTIS Corporation                                                                  USA       100%
          GTIS Europe, Ltd.                                                            UK        100%
          GTIS France S.A.S.                                                           FRA       100%
     Trading Techniques, Inc.                                                          USA       100%
     DBC Securities, Inc.                                                              USA       100%
     eSignal.com, Inc.                                                                 USA       100%
     Check Rite International, Inc.                                                    USA       100%
          Check Rite Ltd.                                                              USA       100%
               Check Rite of California, Inc.                                          USA       100%
               Check Rite of Minnesota, Inc.                                           USA       100%
               Check Rite of Oregon, Inc.                                              USA       100%
               Check Rite of Kansas City, Inc.                                         USA       100%
               Check Rite of Oklahoma City, Inc.                                       USA       100%
     CSN, Inc.                                                                         USA       100%
     Bonneville Equipment Company                                                      USA       100%
     Data Broadcasting Corp. (British Virgin Isles)                                    BVI       100%
     Shark Holdings, Inc                                                               USA       100%
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